Exhibit No. 5.1

                                                                  Reed Smith LLP
                                                                435 Sixth Avenue
                                                       Pittsburgh, PA 15219-1886
                                                                    412.288.3131
                                                                Fax 412.288.3063

                                October 10, 2006

Board of Directors
Armstrong World Industries, Inc.
2500 Columbia Avenue
P.O. Box 3001
Lancaster, Pennsylvania 17604

Ladies and Gentlemen:

         We have acted as counsel to Armstrong World Industries, Inc., a Pennsylvania corporation (the "Company"), in connection with the proposed offering by the Company of up to 5,349,000 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), pursuant to the terms of the Armstrong World Industries, Inc. 2006 Long-Term Incentive Plan (the "Plan"). In connection with this opinion, we have examined, among other things:

         (1) the Amended and Restated Articles of Incorporation of the Company ("Amended Articles"), which were filed with the Secretary of State of the Commonwealth of Pennsylvania on October 2, 2006;

         (2)      the Bylaws of the Company;

         (3) actions taken by the Board of Directors of the Company on September 21, 2006 adopting the Plan and authorizing the issuance of up to 5,349,000 shares of Common Stock under the Plan and reserving 5,349,000 shares of Common Stock for such purpose;

         (4) written consent of the Company's sole shareholder, dated October 2, 2006, approving the Plan;

         (5)      the Plan; and

         (6) the Registration Statement on Form S-8 covering the registration of the Common Stock (the "Registration Statement").

         In the examination of such documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to those original documents of all documents submitted to us as certified or photostatic copies.

         Based upon the foregoing, we are of the opinion that the shares of Common Stock have been duly authorized, and upon issuance in accordance with the terms of the Plan, such shares will be validly issued, fully paid and nonassessable.

         In rendering the foregoing opinion, we have not examined the laws of any jurisdiction other than the laws of the Commonwealth of Pennsylvania and federal laws of the United States of America and the foregoing opinion is limited to such laws.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                     Very Truly Yours,

                                                     /s/ Reed Smith LLP